UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2011 (April 30, 2011)

IVEDA SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53285	98-0611159
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Alma School Road, Suite 4450 Mesa, Arizona		85210
(Address of Principal Executive Offices)		(Zip Code)

(480) 307-8700
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

As previously reported, Iveda Solutions, Inc. (the “Company”) entered into a Share Exchange Agreement and Side Agreement (collectively, the “Agreement”), dated as of March 21, 2011, with Sole-Vision Technologies, Inc. (doing business as MegaSys), a corporation organized under the laws of the Republic of China (“MegaSys”), and the shareholders of MegaSys (the “MegaSys Shareholders”).  Pursuant to the Agreement, on April 30, 2011, the Company completed the acquisition of MegaSys (the “Acquisition”).   See Item 2.01 below for additional information on the Acquisition.

On April 29, 2011, the Company entered into an employment agreement (the “Employment Agreement”) with Alex Kuo, who was appointed as the Senior Vice President of Global Alliances and General Manager—Asia of the Company, effective as of May 9, 2011.  Pursuant to the Employment Agreement, Mr. Kuo will receive an annual base salary of $37,200 CAD.

In addition, Mr. Kuo will be granted 100,000 options (the “Options”) to purchase shares of the Company’s common stock under the Company’s 2010 Stock Option Plan (the “Plan”) upon, and subject to, approval of the Plan at the Company’s 2011 Annual Meeting of Shareholders, to be held on June 6, 2011 (the “Grant Date”).

The Options will have an exercise price equal to the fair market value of the Company’s common stock on the Grant Date.  The Options will vest as follows: 50% of the Options will vest on the Grant Date; 25% of the Options will vest on the one-year anniversary of the Grant Date; and 25% of the Options will vest on the two-year anniversary of the Grant Date.

The Employment Agreement also requires Mr. Kuo to enter into a Confidentiality/Non-Compete Agreement and an Employee Innovations Proprietary Rights Assignment Agreement with the Company.

The description of the Employment Agreement contained in this Current Report is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 2.01.                      Completion of Acquisition or Disposition of Assets.

On April 30, 2011, the Company completed the Acquisition of MegaSys in accordance with the Agreement.  Under the terms of the Agreement, the MegaSys Shareholders delivered to the Company all of the issued and outstanding shares of MegaSys’ common stock in exchange for 1,700,000 shares of the Company’s common stock.  In addition, the Agreement provides that the MegaSys Shareholders will be entitled to receive up to an additional 2,000,000 shares of the Company’s common stock upon achievement of certain agreed financial milestones. Upon consummation of the Acquisition, MegaSys became a wholly-owned subsidiary of the Company.

The summary of the terms of the Agreement contained in this Current Report does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.

A copy of the press release dated May 5, 2011 announcing the Acquisition is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.  As permitted by Item 9.01(a)(4) of Form 8-K, the Company will file the financial statements required by Item 9.01(a)(1) of Form 8-K by amendment to this Current Report on Form 8-K on, or prior to, July 15, 2011, which is 71 calendar days from the date on which the Company is required to report the Acquisition on this Current Report on Form 8-K.

(b)    Pro Forma Financial Information.  As permitted by Item 9.01(b)(2) of Form 8-K, the Company will file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K by amendment to this Current Report on Form 8-K on, or prior to, July 15, 2011, which is 71 calendar days from the date on which the Company is required to report the Acquisition on this Current Report on Form 8-K.

 (d)     Exhibits.

Exhibit Number	Description

10.1	Employment Agreement

99.1	Press Release, dated May 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iveda Solutions, Inc. (Registrant)
Date: May 5, 2011	By:	/s/ Steven Wollach
Steven Wollach Chief Financial Officer